UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2012

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(918) 573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2012, Williams Partners L.P. (the "Partnership") completed its previously announced acquisition of Caiman Eastern Midstream, LLC from Caiman Energy, LLC ("Caiman Energy") in exchange for approximately $1.72 billion in cash and the issuance to Caiman Energy of approximately 11.8 million of the Partnership’s common units (the "Caiman Acquisition"). The Partnership funded a portion of the cash consideration for the acquisition through the sale of approximately 16.4 million of its common units to The Williams Companies, Inc. ("Williams"). Also as previously announced, Williams agreed to temporarily waive its incentive distribution rights on distributions paid by the Partnership through 2013 with respect to the units issued to Caiman Energy and Williams in connection with the Caiman Acquisition (the "Caiman IDR Waiver").

To implement the Caiman IDR Waiver, the Board of Directors of the general partner of the Partnership approved an amendment to the Partnership’s Amended and Restated Agreement of Limited Partnership, dated April 27, 2012 ("Amendment No. 8"). The description of Amendment No. 8 in this Item 5.03 is qualified in its entirety by reference to the copy of Amendment No. 8 filed as Exhibit 3.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits.

Exhibit 3.1 Amendment No. 8 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated April 27, 2012.

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WILLIAMS PARTNERS L.P.

By: Williams Partners GP LLC,

its General Partner

By: /s/ William H. Gault
William H. Gault
Assistant Corporate Secretary

DATED: May 1, 2012

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Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 8 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated April 27, 2012.